UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 29, 2010

Unify Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2011, Unify Corporation, a Delaware corporation (“Unify” or the “Company”), entered into Amendment No. 3 (“the Amendment”) to the Loan and Security Agreement with Hercules Technology II, L.P. (“the Loan Agreement”), dated June 29, 2010.

Under the terms of the Amendment definitions in Section 1 of the Loan Agreement are amended and restated in their entirety as follows:

“Revolving Interest Rate” means for any day, the following percentages per annum [based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 8.1(d)] equal to the following:

     (i) if Borrower’s Consolidated Total Leverage Ratio is less than 2.50:1.00, Revolving Interest Rate means for any day, the per annum interest rate equal to the greater of (i) nine and one-quarter percent (9.25%) and (ii) the LIBOR Rate, plus seven and one-quarter percent (7.25%);

     (ii) if Borrower’s Consolidated Total Leverage Ratio is equal to or greater than 2.50:1.00, but less than 2.70:1.00, Revolving Interest Rate means for any day, the per annum interest rate equal to the greater of (i) nine and one-half percent (9.50%) and (ii) the LIBOR Rate, plus seven and one-half percent (7.50%);

     (iii) if Borrower’s Consolidated Total Leverage Ratio is equal to or greater than 2.70:1.00, Revolving Interest Rate means for any day, the per annum interest rate equal to the greater of (i) twelve and one-half percent (12.50%) and (ii) the LIBOR Rate, plus ten and one-half percent (10.50%).”

Prior to the Amendment, the Revolving Interest Rate the Company was incurring on the revolving loan was 9.5%. Under the terms of the Amendment the Company’s Revolving Interest Rate will remain at 9.5% based on the most recent calculation of the Consolidated Total Leverage Ratio.

“Term Loan Cash Interest Rate” means for any day, the following percentages per annum [based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 8.1(d)] equal to the following:

     (i) if Borrower’s Consolidated Total Leverage Ratio is less than 2.50:1.00, Term Loan Cash Interest Rate means for any day, the per annum interest rate equal to the greater of (i) ten and one-quarter percent (10.25%) and (ii) the LIBOR Rate, plus eight and one-quarter percent (8.25%);

     (ii) if Borrower’s Consolidated Total Leverage Ratio is equal to or greater than 2.50:1.00, but less than 2.70:1.00, Term Loan Cash Interest Rate means for any day, the per annum interest rate equal to the greater of (i) ten and one-half percent (10.50%) and (ii) the LIBOR Rate, plus eight and one-half percent (8.50%);

     (iii) if Borrower’s Consolidated Total Leverage Ratio is equal to or greater than 2.70:1.00, Term Loan Cash Interest Rate means for any day, the per annum interest rate equal to the greater of (i) twelve and one-half percent (12.50%) and (ii) the LIBOR Rate, plus ten and one-half percent (10.50%).”

Prior to the Amendment, the Term Loan Cash Interest Rate the Company was incurring on the term loan was 10.5%. Under the terms of the Amendment the Company’s Term Loan Cash Interest Rate will remain at 10.5% based on the most recent calculation of the Consolidated Total Leverage Ratio.

Under the terms of the Amendment Hercules is granted board observation rights which allows one representative designated by Hercules to attend meetings of the Board in a nonvoting capacity. The Amendment also requires the Company to make a $150,000 loan amendment fee payment to Hercules by May 15, 2011, includes adjustments for certain severance costs in the calculation of Consolidated Adjusted EBITDA and also establishes monthly financial covenant amounts for the period from April 2011 to April 2012. Further, under the terms of the Amendment the warrant agreement by and between the Company and Hercules dated June 29, 2010 is amended such that the price for the warrants under the agreement is defined to be the lesser of (i) the lowest 3-Day volume weighted average price for any consecutive 3-day period during the thirty-day period preceding the effective date of the amendment, or (ii) the effective price per share or unit issued in any equity offering completed within eight months after the date of the amendment.

The foregoing is intended to be a summary of the Amendment and is qualified in its entirety by reference to the Amendment. The Company intends to file the Amendment with its next Exchange Act report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2011

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)